8-K 1 form8-k.htm


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2024


       ENTREX CARBON MARKET, INC
FKA/UHF LOGISTICS GROUP, INC.


(Exact Name of Registrant as Specified in Charter)

Nevada
001-363598
84-2099590
(State or Other Jurisdiction
(Commission
(IRS Employer
of Incorporation)
File Number)
Identification No.)

150 East Palmetto Park Rd, Suite 800, Boca Raton Fl 334323
(Address of Principal Executive Offices)


(561) 465-7580
(Registrant Telephone Number, Including Area Code)


    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.13e 4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
( 240.12b-2 of this chapter).


               Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]






Item 1.01.	Entry into a Material Definitive Agreement.

General

      Entrex Carbon Market, Inc (fka UHF Logistics Group, Inc) (OTC:RGLG) executed a letter of intent with Empire Hydrogen Energy Systems, Inc.
(www.EmpireHydrogen.com) to purchase 1000 of their fuel enhancement systems for installation in Entrex's mobile data centers with an estimated to cost of $10,000,000.

      The use of the Empire fuel enhancement system predicts a more complete burn within the generators utilized for Entrex's mobile data facilities which, through the resultant emission reduction, is anticipated to increase carbon offsets produced and monetized adding to the revenue stream of the mobile data centers.

      Additionally, the installation of the Empire Hydrogen fuel enhancement systems projects 10-25 percent higher horsepower which in turn reduces Entrex's mobile data center's operating costs significantly.

      Through these anticipated benefits Entrex anticipates significant increase in revenues while additionally meaningfully lowering operating costs for each of the mobile data facilities anticipated installed in 2024.


SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2024

ENTREX CARBON MARKET, INC
f./k/a UHF LOGISTICS GROUP, INC

By:   /s/ Stephen H. Watkins
Name:  Stephen H. Watkins
       Title:  Chief Executive Officer